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                                                                   EXHIBIT 11.1

                             CardioThoracic Systems, Inc.
                        Re: Computations of Net Loss Per Share



                                       Three Months Ended     Three Months Ended
                                         March 28, 1997         March 31, 1996
                                       ------------------     ------------------

Net loss                                 $ (4,704,000)          $ (3,674,000)
                                         -------------          -------------
                                         -------------          -------------

Weighted average common
  shares outstanding                       13,358,000              2,717,000

Shares related to SAB No. 55,
  64, and 83                                      -                6,666,000
                                         -------------          -------------

Total weighted average
  common shares outstanding                13,358,000              9,383,000
                                         -------------          -------------
                                         -------------          -------------


Net loss per share                       $      (0.35)          $      (0.39)
                                         -------------          -------------
                                         -------------          -------------


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